UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment no. 3

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LINE UP ADVERTISEMENT, INC.

(Exact name of registrant as specified in its charter)

NEVADA	7310	32-0378469
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Line Up Advertisement, Inc.

2360 Corporate Circle, Suite 400, Henderson, Nevada 89074

702-478-2122

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Vagner Gomes Tome

President

2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074

702-866-2500

 (Address, including zip code, and telephone number,

including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [  ]

    Accelerated filer [  ]

Non-accelerated filer [  ]

Smaller reporting Company [X]

(Do not check if a smaller reporting Company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]

Common Stock by Company	5,000,000	$0.02	$100,000	$11.46

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to sections 6 (b), 13(e), or 14(g) of the Securities Act of 1933.

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

LINE UP ADVERTISEMENT, INC.

5,000,000 SHARES OF COMMON STOCK

Prior to this registration, there has been no public trading market for the common stock of Line Up Advertisement, Inc.  (“LUA”) and it is not presently traded on any market or securities exchange. 5,000,000 shares of common stock are being offered for sale by the Company to the public.

The price per share will be $0.02 for the duration of the offering. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  LUA’s president and sole director will be responsible for the sale of shares.

This investment involves a high degree of risk. A complete loss of the investment should be considered before deciding to invest in our Company. See “Risk Factors” beginning on page 13.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

This offering is self-underwritten. No underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. There are no underwriting commissions involved in this offering.

As of the date of this prospectus there is currently no market for the company’s shares. The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission, unless extended for 90 extra days, at the discretion of the Company.

We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board upon the effectiveness of this registration statement.

We have not taken any action to date towards the implementation of our business plan other than filing this registration statement and incorporating the Company in Nevada. The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

We plan on operating our business in the USA. After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Tome will remain as the company’s CEO.

The date of this prospectus is August 16, 2012.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

There is no minimum amount of common stock that must be sold by the company. We may receive no proceeds or very minimal proceeds from this offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations; and has no market for its shares.

LUA is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.An emerging growth company could be capable of taking advantage of several exceptions. See page 09 for a discussion of these exceptions.

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	1	$0.02	$0.00	$0.02
Minimum	0	$0.00	$0.00	$0.00
50% of Offering	2,500,000	$50,000	$0.00	$50,000
Maximum	5,000,000	$100,000	$0.00	$100,000

Dealer Prospectus Delivery Obligation

Until                         , (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Summary Information

This summary provides an overview of the most significant information contained elsewhere in this prospectus. It does not contain all the detailed information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Line up Advertisement, Inc. (“LUA, “we”, “the Company”) was incorporated in the State of Nevada as a for-profit Company on April 17, 2012 and established a fiscal year ending April 30th. We have shared office services located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074, our telephone number is 702-478-2122 and our fax number is 702-946-0358 The Company does not own or rent any property.

We are a development-stage Company that intends to provide televisions that will stream advertisements for patrons outside the nightclub line ups. The idea is to showcase pictures of their particular nightclub scene, special events, deals on drink specials, advertisements from local businesses and other companies. We plan on providing the televisions at no cost for the club and generate revenue through the sale of advertisements from local restaurants, cigarette companies, alcohol companies, clothing companies, ads for sports and entertainment events, etc.

As of the date of this prospectus, we have not yet contacted any possible client. Furthermore, we have not yet developed our systems and services. The Company has not yet implemented its business model and to date has generated no revenues.

LUA has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

LUA believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the SEC, implement our Plan of Operations and start generating revenues.

The tables below show our plan of operations in the under 25%, 25%, 50%, 75% and 100% sales scenarios:

Under 25% of shares sold

The Company would employ its best efforts to try and implement its plan of operations in any scenario of sales under 25% of the shares offered herein. However, if less than $25,000 in offering proceeds is received, the company will likely not be able to carry out its business plan and prospective investors may end up holding shares in a company without sufficient funds to implement its business plan.

The table below shows our estimated use of proceeds (if any) from this offering considering our estimated use of the net proceeds (NP) in percentage.

Dollar amount	Under $25,000

Expenses related to this offering	$ 7,636*	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400*	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	32% of NP	The Company’s president would be responsible to conduct the Market Research

Equipment Purchase	41% of NP	We’d try to be to purchase one full set of used TV and outdoor weather proof case

Tests and website development	8.5% of NP	The president would be responsible for the tests and would hire a third party web developer to finalize our website, provided that we were able to acquire the equipment

Secure Contracts with nightclub owners	8% of NP	The Company’s president would deal with all negotiations via telephone and internet

Search for local business for initial advertisement	9.5% of NP	The Company’s president would deal with all the negotiations via telephone and internet

Office supplies, Stationery, Telephone, Internet	1% of NP	General office expenses

 *The Company’s president has indicated that he is committed to advancing funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC.

25% of shares sold

Dollar amount	$25,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$ 550	The Company’s president would be responsible to conduct the Market Research

Equipment Purchase	$ 1,000	We believe that we’d be able to purchase one full set of used TV and outdoor weather proof case

Tests and website development	$ 504	The president would be responsible for the tests and would hire a third party web developer to finalize our website

Secure Contracts with nightclub owners	$ 450	The Company’s president would deal with all negotiations via telephone and internet

Search for local business for initial advertisement	$ 400	The Company’s president would deal with all the negotiations via telephone and internet

Office supplies, Stationery, Telephone, Internet	$ 60	General office expenses

50% of shares sold

Dollar amount	$50,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$10,000	The Company’s president would be responsible to hire an independent Company to perform this task.

Equipment Purchase	$12,000	We believe that we’d be able to purchase between 1 and 8 full sets of TV’s and outdoor weather proof cases

Tests and website development	$ 2,000	We would hire a third party technician to help with the tests and a third party web developer to finalize our website.

Secure Contracts with nightclub owners	$ 1,500	The Company’s president would deal with all negotiations via telephone and internet

Search for local business for initial advertisement	$ 2,300	The Company’s president would deal with all the negotiations via telephone, internet and would hire sub-contracted sales personnel

Office supplies, Stationery, Telephone, Internet	$ 164	General office expenses

75% of shares sold

Dollar amount	$75,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$16,500	The Company’s president would be responsible to hire an independent Company to perform this task.

Equipment Purchase	$25,500	We believe that we’d be able to purchase between 2 and 17 full sets of TV’s and outdoor weather proof cases

Tests and website development	$ 3,500	We would hire third party technicians to help with the tests and a third party web developer to finalize our website.

Secure Contracts with nightclub owners	$ 3,000	The Company’s president would deal with all negotiations via telephone and internet and would hire sub-contracted sales personnel

Search for local business for initial advertisement	$ 3,800	The Company’s president would deal with all the negotiations via telephone, internet and would hire sub-contracted sales personnel

Office supplies, Stationery, Telephone, Internet	$ 664	General office expenses

100% of shares sold

Dollar amount	$100,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$25,000	The Company’s president would be responsible to hire an independent Company to perform this task.

Equipment Purchase	$32,000	We believe that we’d be able to purchase between 3 and 21 full sets of TV’s and outdoor weather proof cases.

Tests and website development	$ 6,500	We would hire third party technicians and/or engineers to help with the tests and a third party web developer to finalize our website.

Secure Contracts with nightclub owners	$ 6,000	The Company’s president would deal with all negotiations in person, via telephone and internet and would hire sub-contracted sales personnel

Search for local business for initial advertisement	$ 7,300	The Company’s president would deal with all the negotiations in person, via telephone and internet and would hire sub-contracted sales personnel

Office supplies, Stationery, Telephone, Internet	$ 1,164	General office expenses

We have planned to allocate part of the proceeds to keep our status current with the SEC. In order to accomplish this goal, our Company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date. Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $7,636 and Expenses to maintain our report status for 12 months after effective date, estimated at a fixed cost of $14,400). For full disclosure; see our Use of Proceeds table on page 19.

Our officer and director has committed to advancing funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC. Mr. Tome is willing to lend the full amount of these funds to the Company as the expenses are incurred, if necessary or if no other proceeds are obtained by the Company, regardless of the amount raised through this offering. However, there is no contract in place or written agreement with Mr. Tome and the funds expressed in the above president’s verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

GROSS PROCEEDS FROM THIS OFFERING

Percentage of shares sold	25%	50%	75%	100%
Dollar amount	$ 25,000	$ 50,000	$ 75,000	$ 100,000

NET PROCEEDS FROM THIS OFFERING
Dollar amount	$ 2,964	$ 27,964	$ 52,964	$ 77,964

USE OF NET PROCEEDS

Market Research	$ 550	$ 10,000	$ 16,500	$ 25,000

Equipment Purchase	$ 1,000	$ 12,000	$ 25,500	$ 32,000

Tests and website development	$ 504	$ 2,000	$ 3,500	$ 6,500

Secure Contracts with nightclub owners	$ 450	$ 1,500	$ 3,000	$ 6,000

Search for local business for initial advertisement	$ 400	$ 2,300	$ 3,800	$ 7,300

Office supplies, Stationery, Telephone, Internet	$ 60	$ 164	$ 664	$ 1,164

If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

As of the date of this filing, the Company has generated no revenues and has not entered into any agreement, arrangement or understanding with any third party Company. Failure to raise funds will require the Company to cease operations.

We plan on operating our business in the USA, our target city to start our Business is Miami, FL. We have selected this city based only on the president’s personal choice and it had not been based any data. At this time, we have no information on demographics of the area, such as population, average age of residents, average income or the number of nightclubs in town.

Because our sole officer and director resides in Brazil, the negotiations will mainly be dealt via telephone and internet. If finances allow, our president intends to deal with the nightclub owners and possible clients in person and/or hire sub-contracted sales personnel (see our plan of operation on page 41 for more details).

After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Tome will remain as the company’s CEO.

LUA is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company.

The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains an emerging growth company until the earliest of:

•

The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;

•

The last day of the fiscal year following the fifth anniversary of its initial public offering date;

•

The date on which it has, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

•

The date on which it is deemed to be a “large accelerated filer”, as defined in section 240.12b–2 of title 17, Code of Federal Regulations, or any successor thereto.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the “say-on-pay”, “say-on-pay frequency” and “say-on-golden parachute” requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance. Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure. Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

Compensation Disclosures. Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements. Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management’s Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an “issuer”, as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting. Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer’s registered public accounting firm. Currently, this requirement is only applicable to “accelerated filers” and “large accelerated filers” as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules. The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor’s report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

We could also be entitled to exemptions under Section 14(a) and (b) of the Securities Exchange Act of 1934, as described below:

a.

Solicitation of proxies in violation of rules and regulationsIt shall be unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 12.

b.

Giving or refraining from giving proxy in respect of any security carried for account of customer

1.  It shall be unlawful for any member of a national securities exchange, or any broker or dealer registered under this title, or any bank, association, or other entity that exercises fiduciary powers, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to give, or to refrain from giving a proxy, consent, authorization, or information statement in respect of any security registered pursuant to section 12 of this title, or any security issued by an investment company registered under the Investment Company Act of 1940, and carried for the account of a customer.

2.

With respect to banks, the rules and regulations prescribed by the Commission under paragraph (1) shall not require the disclosure of the names of beneficial owners of securities in an account held by the bank on the date of enactment of this paragraph unless the beneficial owner consents to the disclosure. The provisions of this paragraph shall not apply in the case of a bank which the

Commission finds has not made a good faith effort to obtain such consent from such beneficial owners.

The Company intends to offer its stock for sale in all jurisdictions that its prospectus is valid in and is not limited to any region or country.

Summary of the Offering by the Company

As of April 30, 2012, LUA has 7,500,000 shares of common stock issued and outstanding and is registering additional 5,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 5,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.02 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. LUA will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.001	5,000,000 shares of common stock are offered by the Company.
Offering price per share by the Company.	A price, if and when the Company sells the shares of common stock, is set at $0.02.
Number of shares outstandingbefore the offering of common shares.	7,500,000 common shares are currently issued and outstanding.
Number of shares outstandingafter the offering of common shares.	12,500,000 common shares will be issued and outstanding after this offering is completed.
Minimum number of shares to be sold in this offering	None.
12
Market for the common shares

There is no public market for the common shares. The price per share is $0.02.

Upon the effectiveness of this registration statement we intend to arrange for a broker dealer to apply on our behalf for quotation on the Over the Counter Bulletin Board (“OTCBB”).

There are no assurances that we can get a broker dealer to apply on our behalf or that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

Use of proceeds

LUA will receive all proceeds from the sale of the common stock. If all 5,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $100,000. The Company intends to use the proceeds from this offering to purchase equipment; estimated at $32,000; to proceed the market research estimated at $25,000; to develop and test website estimated at $6,500; to secure contracts with nightclub owners estimated at $6,000; to search for local business for initial advertisement estimated at $7,300; to maintain our report status updated estimated at $14,400; and administrative expenses costs estimated at $1,164. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at $7,636 are being paid for by LUA.

Termination of the offering

The offering will conclude at the earlier of the sale of all shares or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. LUA may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s president and sole director will sell the common stock upon effectiveness of this registration statement.

You should rely only upon the information contained in this prospectus. LUA has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted.

Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of April 30, 2012
Total Assets	$7,000
Total Liabilities	$6,875
Shareholder’s Equity	$125
Operating Data	Inception Date (April 17, 2012) through April 30, 2012
Revenue	$0.00
Net Loss	($7,375)
Net Loss Per Share	$0.00

As shown in the financial statements accompanying this prospectus, LUA has had no revenues to date and has incurred only losses since its inception. The Company has had no operations and has been issued a “going concern” opinion from their auditors, based upon the Company’s reliance upon the sale of its common stock as the sole source of funds for our future operations.

Risk Factors

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

The Company made its best effort and applied its best knowledge to identify all material risks to an investor regarding this offering. LUA should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Associated with Our Financial Condition

Our auditors have issued a going concern opinion and although our president has agreed to loan money to us, we may not be able to achieve our objectives, since we do not have adequate capital and may have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Despite the fact that our officer is willing to commit to loan or advance capital to us to maintain our reporting status current with the SEC, his resources are limited (up to $15,000). With his assistance, absent any other source of capital, we could manage to finance no more than 12 months of our  reporting expenses. Our ability to raise additional financing is unknown. If we do not raise additional capital through private placements of our common stock and/or through debt financing, we believe we will not be able to run our business.

We have incurred losses since inception, and we expect to continue to incur substantial losses for the foreseeable future.

We have a limited operating history and have incurred only losses in the fiscal year that ended April 30, 2012. These losses resulted mainly from costs related to expenses with the filing of this prospectus. We anticipate that our business will generate operating losses until we successfully implement our business development strategy and start generating significant additional revenues to support our level of operating expenses. Because of the numerous risks and uncertainties associated with our business development, we are unable to predict certainly when we become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase our business.

Risks Related To This Offering

Because there is no minimum amount of common stock that must be sold by the company in this offering, investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares

There is no minimum amount of common stock that must be sold by the company. We may receive no proceeds or very minimal proceeds from this offering and potential investors may end up holding shares in a company that has not received enough proceeds from the offering to begin operations and has no market for its shares.

Because our Company is a shell company there are restrictions imposed upon the transferability of unregistered shares

LUA is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i).

Without a public market, there is no liquidity for our shares and our shareholders may never be able to sell their shares which would result in a total loss of their investment.

Our common shares are not listed on any exchange or quotation system. There is no market for our shares. Consequently, our shareholders will not be able to sell their shares in an organized market place unless they sell their shares privately. If this happens, our shareholders might not receive a price per share which they could have received had there been a public market for our shares. Once this registration statement becomes effective, it is our intention to apply for a quotation on the OTCBB whereby:

-

We will have to be sponsored by a participating market maker who will file a Form 211 on our behalf since we will not have direct access to the NASD personnel and;

-

We will not be quoted on the OTCBB unless we are current in our periodic reports filed with the SEC.

As of the date of this prospectus, we estimate that it will take us between twelve to eighteen weeks to be approved for a quotation on the OTCBB. However, we cannot be sure we will be able to obtain a participating market maker or be approved for a quotation on the OTCBB, in which case, there will be no liquidity for the shares of our shareholders.

The company’s management could issue additional shares, since the company has 75,000,000 authorized shares, diluting the current shareholders’ equity.

The company has 75,000,000 authorized shares, of which only 7,500,000 are currently issued and outstanding and only 12,500,000 will be issued and outstanding after this offering terminates, assuming that all offered shares are sold. The company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the company’s share price. It is possible that, due to additional share issuance, the shareholder could lose a substantial amount, or all, of your investment.

Because we will be subject to the “penny stock” rules once our shares are quoted on the over-the-counter bulletin board, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on Nasdaq). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction. If the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, broker-dealers who sell these securities to persons other than established customers and “accredited investors” must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

Because our sole officer and director, Mr. Tome, owns 100% of our outstanding common stock, investors may find that corporate decisions influenced by him are inconsistent with the best interests of other stockholders.

Vagner Gomes Tome is our sole officer and Director. He currently owns 100% of the outstanding shares and will own 60% after this offering is completed, assuming that all the offered shares are sold. Accordingly, he will have an exclusive influence in determining the outcome of all corporate transactions or other matters, including possible mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Tome may still differ from the interests of the other stockholders.

If our shares are quoted on the over-the-counter bulletin board, we will be required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

In the event that our shares are quoted on the over-the-counter bulletin board, we will be required order to remain current in our filings with the SEC in order for shares of our common stock to be eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our common stock may find it difficult to sell their shares.

Risks Related to Investing in Our Company

Because we have a very limited operating history, it is difficult to evaluate your investment in our stock.

Evaluation of our business will be difficult because we have a very limited operating history. We are in the development stage of our business and have yet to begin offering our services. To date, we have no revenues to maintain us without additional capital injection. We can’t pursue a growth strategy before significant revenues are generated. We face a number of risks encountered by early-stage companies, including our need to develop infrastructure to support growth and expansion; our need to obtain long-term sources of financing; our need to disseminate our brand and establish our marketing, sales and support organizations. Our business strategy may not be successful, and we may not successfully address any risk. If we are unable to sustain profitable operations, investors may lose their entire investment.

Investing in the Company is a highly speculative investment and could result in the entire loss of your investment.

A purchase of the offered shares is highly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of their entire investment. The business objectives of the company are also speculative, and it is possible that we could be unable to satisfy them. The company’s shareholders may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient clients to operate profitably. If we do not make a profit, we may have to suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our brand and services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Risks Associated with Management and Control Persons

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Vagner Gomes Tome, our sole officer and director, devotes approximately 10 hours per week to our business affairs. We do not have an employment agreement with Mr. Tome, nor do we maintain key life insurance for him. Currently, we do not have any full or part-time employees. If the demands of our business require the full business time of our management, it is possible that he may not be able to devote sufficient time to the management of our business, as when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business will fail.

Since our sole officer and director resides in Sao Bernardo do Campo, SP, Brazil, shareholders may have difficulties enforcing their legal rights under United States securities laws.

Even though we are a Nevada corporation, our President resides is in the city of Sao Bernardo do Campo, State of Sao Paulo, in Brazil. His ability to travel to the United States depends on some factors, such as: availability of time, resources, a valid passport and visa. Although it may be difficult to obtain in personam jurisdiction, our sole officer and director is still subject to his obligations as an officer and director of a Nevada corporation and the federal securities laws applicable to officers and directors of US entities.

There will be no assurance that the President would be able to attend any event in person on a timely matter or at all.

Risks Related to the Company’s Market and Strategy

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial condition and to identify potential partners. There can be no absolute assurance that management will be able to manage growth effectively.

If we are unable to continue in the development our services, our business will fail.

If we are unable to continue with our services in order to keep up with the possible changes within our industry, we will not be able to be competitive and our business will fail. There can be no assurance that we will be able to successfully adapt to any possible market change and maintain a competitive position in the market.

We may be unable to scale our operations successfully.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

Risks Associated with Our Business Model

Because we are not established, our services and name have no recognition, we may be prevented from generating revenues, which will reduce the value of your investment.

Because we are a new company with new services and we have not conducted advertising, there is little or no recognition of our name. As a result, consumers may search services other than ours that have brand recognition in the market and we may be unable to generate sufficient revenues to meet our expenses or meet our business plan objectives, which will reduce the value of your investment.

Failure to anticipate or respond to changes in consumer tastes and fashion trends in a timely manner could result in a decrease in future sales, earnings and cash flows.

The nightclub environment is changing rapidly. To be aware of the trends in this market is an important component of the competitive nature of this industry, to which anticipating or responding to changes in a timely manner is imperative. In addition, we may not be able to ensure this new service will gain initial market acceptance or that interest in our services will be sustained. We also may be unable to differentiate our services through styling and other technological equipment due to the possible establishments of new competitors in the advertising market. If we misjudge the market for our services or are unable to differentiate our service offerings, we may lose the market share gained and it may result in a decrease in our gross profit.

A decrease in business from one or more of our significant partners could reduce our sales and earnings and impair our financial condition.

The substantial decrease in the investments from partner agreements, such as restaurants, clothing companies and entertainment events, could reduce our earnings and impair our financial condition, which could affect our business. In the future, these partners may consolidate their business with us.

Existing and future laws or regulations can affect our business.

As with any new service, changes to laws and regulations are often times unpredictable and out of our control. In the case of cigarettes, alcohol and other products and business advertisements, there may be current regulations that the Company must be aware of.  As our services grow, governments may begin to enforce stricter regulations – which could ultimately vary from state to state and country to country. Our Company could be directly affected by these new regulations to the point of possibly having to reformat or lose all the business.

In addition, we may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.

If we cannot provide quality technical support, we could lose customers and our operating results could suffer.

The maintenance of our equipment to provide TVs streaming advertisements may be complex. Accordingly, we need highly trained technical support personnel. Hiring capable and reliable technical support personnel may be difficult due to some factors such as: the limited number of people available with a trained background and ability to understand our systems at a technical level and enough cash flow. If we are unable to attract, train or retain a highly qualified technical services personnel that our business may need, our business and results will suffer.

Our operating results may prove unpredictable.

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control. Factors that may cause our operating results to fluctuate significantly include: risk of equipment damage done by vandalism or weather. In those cases, any of these risks could have a material adverse effect on our business, financial condition and operating results.

Because we have no agreement in place with any possible client and/or night club owner, there is no guarantee that our business will succeed.

The success of our business depends on the authorization of the night clubs management to install our TV’s on the outside of their business. Our revenue will be generated from the sale of advertisements. Because we have not yet contacted any night club or possible client, there is absolutely no guarantee that our services will be accepted.

The dependence on hiring the appropriate third parties to perform essential services could result in a material adverse effect on the company’s potential future operations and, consequently, on the company’s business, operating results and financial condition. Further, such third party contractors have no fiduciary duty to our shareholders and may not perform these services as expected. The capacity of certain third parties for these services may be limited for economic or other reasons.

The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.”

Our Company may not be able to establish and maintain disclosure controls, procedures and internal control over financial reporting.

Because our Company has a sole officer and we don’t have anyone else making decisions or questioning our sole officer’s decisions and checking or double-checking his actions, possible mistakes may rise and be difficult to maintain disclosure controls, procedures and internal control over financial reporting.

Use of Proceeds

Our offering is being made on a self-underwritten, best-efforts basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.02. The following table sets forth the uses of proceeds assuming the sale of 25% ($25,000), 50% ($50,000), 75% ($75,000) and 100% ($100,000), respectively, of the securities offered for sale by the Company. The use of proceeds will be from the net proceeds received after the costs associated with this filing. The offering scenarios presented are for illustrative purposes only and the actual amount of proceeds, if any, may differ.

GROSS PROCEEDS FROM THIS OFFERING

Percentage of shares sold	25%	50%	75%	100%
Dollar amount	$25,000	$50,000	$75,000	$100,000

EXPENSES RELATED TO THIS OFFERING

Legal	$ 2,000	$ 2,000	$ 2,000	$ 2,000
Bookkeeper	$ 750	$ 750	$ 750	$ 750
Accounting	$ 3,500	$ 3,500	$ 3,500	$ 3,500
EDGARization	$ 375	$ 375	$ 375	$ 375
Transfer Agent and printing	$ 1,000	$ 1,000	$ 1,000	$ 1,000
SEC Registration Fee	$ 11	$ 11	$ 11	$ 11
TOTAL	$ 7,636	$ 7,636	$ 7,636	$ 7,636

EXPENSES TO MAINTAIN OUR REPORTING STATUS FOR 12 MONTHS AFTER EFFECTIVE DATE

Accounting	$ 8,000	$ 8,000	$ 8,000	$ 8,000
Bookkeeper	$ 3,000	$ 3,000	$ 3,000	$ 3,000
EDGARization	$ 900	$ 900	$ 900	$ 900
XBRL expenses	$ 2,500	$ 2,500	$ 2,500	$ 2,500
TOTAL	$14,400	$14,400	$14,400	$14,400

NET PROCEEDS FROM THIS OFFERING

Percentage of shares sold	25%	50%	75%	100%
Dollar amount	$ 2,964	$27,964	$52,964	$77,964

USE OF NET PROCEEDS

Market Research	$ 550	$10,000	$16,500	$25,000

Equipment Purchase	$ 1,000	$12,000	$25,500	$32,000

Tests and website development	$ 504	$ 2,000	$ 3,500	$ 6,500

Secure Contracts with nightclub owners	$ 450	$ 1,500	$ 3,000	$ 6,000

Search for local business for initial advertisement	$ 400	$ 2,300	$ 3,800	$ 7,300

Office supplies, Stationery, Telephone, Internet	$ 60	$ 164	$ 664	$ 1,164

The above figures represent only estimated costs.

All the expenses shown above are estimates only. The actual costs may differ from the above estimated values. For the expected timeline for completion of the steps described above, see Plan of Operation, on page 41.

The proceeds will not be used, fully or in part, to pay salary or make any other payments to the Company’s sole officer and Director, Mr. Tome.

The total estimated expenses related to this offering of $7,636; include our estimated expenses to comply with our obligations under the federal securities laws in connection with the issuance and distribution of the securities in this offering. We estimate a cost of $3,500 with auditor’s fees and $750 with bookkeeper’s fees to prepare the April 30, 2012 fiscal year end financials contained in this registration statement, plus $2,000 for the attorney’s opinion letter and $11 for the SEC registration fee. We expect to have costs related to EDGARization of $375 and costs with Transfer Agent and printing of $1,000.

The SEC registration fee has been calculated pursuant to sections 6(b), 13(e), or 14(g) of the Securities Act of 1933. The fee is $114.60 per $1,000,000 (prorated for amounts less than

$1,000,000). It is calculated by multiplying the aggregate offering amount by .00011460 ($100,000 x .00011460 = $11.46).

In the twelve months after we become effective, in order to meet our reporting obligations, we expect to spend $1,500 with auditor’s fees for each review of our Financial Statements for 3 forms 10Q’s (totalling $4,500) and $3,500 for the fiscal year end financials audit. The bookkeeper’s fees for each financial statement will be $750 (totalling $3,000). We expect to have costs related to EDGARization of $900 ($525 for 3 forms 10Q’s and $375 for 1 form 10K) and $2,500 for the annual XBRL mapping fee.

As shown on the table above, we have planned to allocate part of the proceeds to keep our reporting status with the SEC current.

Our officer and director has committed to advancing funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC. Mr. Tome is willing to lend the full amount of these funds to the Company as the expenses are incurred, if necessary or if no other proceeds are obtained by the Company, regardless of the amount raised through this offering. However, there is no contract in place or written agreement with Mr. Tome and the funds expressed in the above president’s verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

Determination of Offering Price

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by LUA and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

Dilution

The price of the current offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s sole officer and director for common equity since the Company’s inception on April 17, 2012. The Company’s sole officer and director paid $0.001 per share, a difference of $0.019 per share lower than the sale price in this offering.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.020
Net tangible book value per share before offering	$0.0000
Potential gain to existing shareholders	$$100,000
Net tangible book value per share after offering	$0.0075
Increase to present stockholders in net tangible book value per share after offering	$0.0075
Capital contributions	$$100,000
Number of shares outstanding before the offering	7,500,000
Number of shares after offering held by existing stockholders	7,500,000
Percentage of ownership after offering	60.0%

Purchasers of Shares in this Offering if all Shares Sold:

Price per share	$0.020
Dilution per share	$0.012
Capital contributions	$$100,000
Percentage of capital contributions	93.0%
Number of shares after offering held by public investors	5,000,000
Percentage of ownership after offering	40.0%

Purchasers of Shares in this Offering if 75% of Shares Sold:

Price per share	$0.020
Dilution per share	$0.014
Capital contributions	$75,000
Percentage of capital contributions	90.9%
Number of shares after offering held by public investors	3,750,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 50% of Shares Sold:

Price per share	$0.020
Dilution per share	$0.016
Capital contributions	$50,000
Percentage of capital contributions	87.0%
Number of shares after offering held by public investors	2,500,000
Percentage of ownership after offering	25.0%

Purchasers of Shares in this Offering if 25% of Shares Sold:

Price per share	$0.020
Dilution per share	$0.018
Capital contributions	$25,000
Percentage of capital contributions	76.9%
Number of shares after offering held by public investors	1,250,000
Percentage of ownership after offering	14.3%

Plan of Distribution

LUA is offering common stock for sale. If the Company is unable to sell its stock and raise money, it will not be able to complete its business plan and will fail.

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making for the shares being offered by LUA. All of these shares will be issued to business associates, friends, and family of the management of the Company.

Our Common Stock is currently considered a "penny stock" under federal securities laws (Penny Stock Reform Act, Securities Exchange Act Section 3a (51(A)) since its market price is below $5.00 per share. Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

7,500,000 common shares are issued and outstanding as of the date of this prospectus. The Company is registering an additional of 5,000,000 shares of its common stock for possible sale at the price of $0.02 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

LUA will receive all proceeds from the sale of the shares. The price per share is fixed at $0.02. Prior to being quoted on the OTCBB, the company may sell its shares in private transactions to individuals. Although our common stock is not quoted on a public exchange, we intend to seek a quote on the Over The Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.02 for the duration of this offering.

The offering will conclude when at the earlier of the sale of all 5,000,000 shares, or 90 days after this registration statement becomes effective with the Securities and Exchange Commission. LUA may at its discretion extend the offering for an additional 90 days as an additional effort to sell, if it is the case, the shares which were not sold. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The Company is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered.

Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company.  LUA will be selling all the shares and will receive all proceeds from the sale. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares they may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

2.

Our sole officer and director will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

3.

Our sole officer and director is not, nor will be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

LUA will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws).

Description of Securities

We have 7,500,000 shares of our common stock issued and outstanding as the date of this prospectus. There is currently no public market for our common stock and there can be no guarantee that any such market will ever develop.

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

•

are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

•

and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Preemptive Right

No holder of any shares of Line Up Advertisement, Inc. stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our sole officer and director will own approximately 60% of our outstanding shares.

Preferred Stock

The Company has no class of capital stock designated as preferred stock.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

Dividend Policy

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Anti-Takeover Provisions

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:  (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such time as a transfer agent is retained, LUA will act as its own transfer agent.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Seale and Beers, CPAs, 50 S Jones Blvd, Ste 202, Las Vegas, NV, 89107 to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

Befumo & Schaeffer, PLLC, 1629 K Street, NW, Suite 300, Washington, DC 20006, our independent legal counsel, has provided an opinion on the validity of our common stock.

Description of Business

Business Development

On April 17, 2012, Mr. Vagner Gomes Tome, president and sole director, incorporated the Company in the State of Nevada and established a fiscal year end of April 30th. The objective of this corporation is to introduce advertisement in nightclub line-ups.

We are a development-stage Company that intends to provide TVs streaming advertisements for the customers lining up on the outside of the nightclubs. The idea is to showcase pictures of that particular club scene, special events, deals on drink specials and advertisements from local businesses and other companies. We plan on providing the TV at no cost to the club and generate revenue through the sale of advertisements from local restaurants, cigarette companies, alcohol companies, clothing companies, ads for sports and entertainment events, etc.

As of the date of this prospectus, we have not yet contacted any possible client. Furthermore, we have not yet developed our systems and services. The Company has not yet implemented its business model and to date has generated no revenues.

Our business office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074; our telephone number is 702-478-2122 and our fax number is 702-946-0358. Our United States and registered statutory office is located at 2360 Corporate Circle, Suite 400, Henderson, Nevada, 89074, telephone number (702) 866-2500.

LUA has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

The Company believes that placing TV’s on the outside of the night clubs can be a very effective way to advertise, because it is common for people to stand in line for long periods of time. Our possible clients’ brands and products would get exposure while people wait in line or in crowds that form in front of nightclub entrances.

We also believe that this can be an innovative way to advertise, which may give us some more business opportunities due to the fact that this advertising method may be considered a novelty.

Description of our Services

Line Up Advertisement, Inc. (LUA, we, The Company) intends to provide TVs streaming advertisements for the customers that line-up outside of nightclubs. The idea is to showcase pictures of that particular club scene, special events, deals on drink specials and advertisements from local businesses and other companies. We plan on providing the TVs at no cost to the club and generate revenue through the sale of advertisement from local restaurants, cigarette companies, alcohol companies, clothing companies, ads for sports and entertainment events, etc.

We intend to negotiate contracts with club owners offering them, in return for the TV’s placement, some air time to advertise their own club’s logo, drinks specials, website, etc. We do not intend to share advertising revenue from other clients.

We need funds to buy the necessary equipment, to find a protective TV case that is weather resistant and possibly minimal damage proof, develop our systems, run tests and to secure contracts with nightclubs and clients.

LUA plans to put one or more TVs on the outside of nightclubs and connect them to a small computer or laptop. Our advertisements will be soundless, using only pictures, videos and written messages.

We expect to start generating revenues after we are able to acquire the necessary equipment, develop and test our systems and secure contracts with night clubs and clients for advertisement, according to our Plan of Operations (full disclosure at Analysis of Financial Condition and results of Operations on page 41).

According to our 12 months long Plan of Operation, we expect to dedicate the last 3 months to ‘search for local business for initial advertisement’. At that point, we would have enough equipment, knowledge and possibly real clients to advertise in our TV’s. Our advertisements will consist of a short video and or pictures of the product/service to be presented, along with written information with no sound.

We believe that our cost to produce the video advertisements will be very low, because we could use existing material from the advertising client’s website or simply use pictures and or videos to be provided by the client (nowadays, digital pictures and videos are very accessible) and the Company’s president will be responsible for editing the videos. We estimate that a video to be used for our TV’s can be produced and edited in no more than 7 days.

Because our solo officer and director resides in Brazil, the negotiations will mainly be dealt via telephone and internet. If finances allow, our president intends to deal with the nightclub owners and possible clients in person and/or hire sub-contracted sales personnel (see our plan of operation on page 41 for more details).

After we can successfully implement our Plan of Operations and generate enough funds, we intend to hire an American president to run our day-to-day operations in the USA, but Mr. Tome will remain as the company’s CEO.

We plan on operating our business in the USA, our target city to start our Business is Miami, FL. We have selected this city based only on the president’s personal choice and it had not been based any data. At this time, we have no information on demographics of the area, such as population, average age of residents, average income or the number of nightclubs in town.

LUA believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the SEC, implement our Plan of Operations and start generating revenues.

We have planned to allocated part of the proceeds to keep our status current with the SEC. In order to accomplish this goal, our Company will use the funds available to pay for the expenses related to this offering and the expenses to maintain our reporting status for 12 months after the effective date. Our plan of operations is based on the net proceeds from this offer (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $7,636 and Expenses to maintain our reporting status for 12 months after effective date, estimated at a fixed cost of $14,400). For full disclosure; see our Use of Proceeds table on page 19.

Competitive Advantages

Our company has yet to enter the Market and has no presence in the advertising industry thus far. In order to enter into the Market, LUA has to be able to successfully implement its plan of operations, which is dependent on the success of this offering.

We believe that once we are able to start our business, our business model is innovative and there will be no direct competitors, or maybe just a very small number, as we have no knowledge of any other service similar to the one we intend to offer.

We will be competing against bigger and established companies that offer all the conventional means of advertisement, besides the independent efforts made by each possible client (flyers, social media, etc). Our strategy is to offer a new and effective way to advertise as a more promising and attractive option. This strategy is dependent on the success of our plan of operations.

Marketing

For our Marketing campaign, we intend to fully develop our under construction website (www.lineupad.com). The website shall be developed with more or less features, depending on the amount raised in this offering. We intend to hire a third party website developer, after all the Market research and tests of our systems is finalized. We believe that at that point we will have a better understanding of our systems and services.

After the successful implementation of our plan of operations, we will be able to have our services running in night clubs. Our brand will be exposed on the TV’s that will be used in the nightclubs.

We have not yet contacted or secured any kind of agreement and/or contract with any night club.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection of our future intellectual property in the United States.

We intend to aggressively assert our rights trademark and copyright laws to protect our future intellectual property, including concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our future intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our future intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of the advertising industry. However, we still need to verify certifications and possible government approvals needed to execute our business. We are subject to the laws and regulations of those jurisdictions in which we plan to develop our services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes.

We are unaware of the restrictions in advertising that may arise, such as in the cigarettes industry, for example. We may face some restrictions that we may not be able to comply upon and this can diminish our clientele base.

Employees and Employment Agreements

As the date of this prospectus, LUA has no permanent staff other than its sole officer and director, Mr. Vagner Gomes Tome, who is the President and Chairman of the Company. Mr. Tome is employed elsewhere and has the flexibility to work on LUA up to 10 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, it will hire an independent consultant to build the site. The Company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Available Information

We are not yet subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We will comply with the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above).

Legal Proceedings

There are no legal proceedings pending or threatened against us.

Financial Statements

Our fiscal year end is April 30. We will provide audited financial statements to our stockholders on an annual basis; as prepared by an Independent Certified Public Accountant.

LINE UP ADVERTISEMENT, INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

April 30, 2012

Audited

BALANCE SHEET

STATEMENT OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIT)

STATEMENT OF CASH FLOWS

NOTES TO THE AUDITED FINANCIAL STATEMENTS

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Line Up Advertisement, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Line Up Advertisement, Inc. (A Development Stage Company) as of April 30, 2012, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on April 17, 2012 through April 30, 2012. Line Up Advertisement, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Line Up Advertisement, Inc. (A Development Stage Company) as of April 30, 2012, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the period from inception on April 17, 2012 through April 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has no revenues, has negative working capital at April 30, 2012, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management’s plans concerning these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

July 6, 2012

50 S. Jones Blvd. Suite 202 Las Vegas, NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

LINE UP ADVERTISEMENT, INC.

(A Development Stage Company)

BALANCE SHEETS
Audited
April 30, 2012

ASSETS	-

CURRENT ASSETS
Cash	$7,000
TOTAL CURRENT ASSETS	7,000
TOTAL ASSETS	$7,000

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,250
Due to Related Party	625
TOTAL CURRENT LIABILITIES	6,875

STOCKHOLDERS' EQUITY/(DEFICIT)
Common Stock, $0.001 par value
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
7,500,000 Shares of common stock at $0.001 per share at April 30, 2012	$7,500
Deficit accumulated during the development stage	(7,375)
TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	$125
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)	$7,000

The accompanying notes are an integral part of these financial statements.

LINE UP ADVERTISEMENT, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Audited

Cumulative results
from inception
(April 17, 2012) to
April 30, 2012
REVENUE

Revenues	$-
Total revenues	-

EXPENSES

Office and general	$1,125
Professional Fees	6,250
Total expenses	(7,375)

Provision for income taxes
NET LOSS	$(7,375)

BASIC AND DILUTED LOSS PER COMMON SHARE
$0

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

3,214,286

The accompanying notes are an integral part of these financial statements.

LINE UP ADVERTISEMENT, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY/(DEFICIT)
From inception (April 17, 2012) to April 30, 2012
Audited

				Deficit
	Common Stock			accumulated
			Additional	during the
	Number of		Paid-in	development
	shares	Amount	Capital	stage	Total

Inception (April 17, 2012)	$-	$-	$-	$-	$-

Founder’s shares issued for cash at $0.001
per share on April 25, 2012	7,500,000	$7,500	$-	$-	$7,500

Net loss for the period from inception from
inception through April 30, 2012				(7,375)	(7,375)

Balance, April 30, 2012	7,500,000	$7,500	$-	$(7,375)	$125

The accompanying notes are an integral part of these financial statements.

LINE UP ADVERTISEMENT, INC.

(A Development Stage Company)
STATEMENT OF CASH FLOWS
Audited

Cumulative
results from
April 17, 2012
(inception date) to
April 30, 2012

OPERATING ACTIVITIES
Net loss	$(7,375)
Change in operating assets and Liabilities:
Increase (decrease) in Accounts payable and accrued expenses Expenses paid on behalf of Company by Related Party	6,250 625
NET CASH USED IN OPERATING ACTIVITIES	(500)

FINANCING ACTIVITIES
Issuance of common stock	7,500
NET CASH PROVIDED BY FINANCING ACTIVITIES
7,500

NET INCREASE ( DECREASE) IN CASH	7,000

CASH, BEGINNING OF PERIOD	-

CASH, END OF PERIOD	$7,000

Supplemental cash flow information and noncash financing activities:
Cash paid for:
Cancellation of shares	$-

The accompanying notes are an integral part of these financial statements.

LINE UP ADVERTISEMENT, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

April 30, 2012

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company was incorporated in the State of Nevada as a for-profit Company on April 30, 2012 and established a fiscal year end of April 30. It is a development-stage Company that intends to provide televisions that will stream advertisements for patrons outside the nightclub line ups.  The Company is currently in the development stage as defined under FASB ASC 915-10, “Development Stage Entities" and has as yet no products.  All activities of the Company to date relate to its organization, initial funding and share issuances.

NOTE 2 – GOING CONCERN

The Company’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern.  This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company has does not have material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company has an accumulated deficit since inception of $7,375.  The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company.  There can be no assurance that the Company will be successful in either situation in order to continue as a going concern.

The Company is funding its initial operations by way of issuing Founder’s shares. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts of and classification of liabilities that might be necessary in the event the company cannot continue in existence. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

The officers and directors have committed to advancing certain operating costs of the Company, including Legal, Audit, Transfer Agency and Edgarizing costs

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Cash and Cash Equivalents

For the purposes of the statements of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalent.

Advertising

Advertising costs are expensed as incurred.  As of April 30, 2012 no advertising costs have been incurred.

LINE UP ADVERTISEMENT, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

April 30, 2012

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property

The Company does not own or rent any property.  The office space is provided by the president at no charge.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures.  Accordingly, actual results could differ from those estimates.

Revenue and Cost Recognition

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Income Taxes

The Company follows the liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances.  Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Net Loss per Share

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period.  Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company.  Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Recent Accounting Pronouncements

The company has evaluated all the recent accounting pronouncements and believes that none of them will have a material effect on the company’s financial statement.

Fair Value of Financial Instruments

The Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies.  The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.

LINE UP ADVERTISEMENT, INC.

(A Development Stage Enterprise)

NOTES TO THE AUDITED FINANCIAL STATEMENTS

April 30, 2012

NOTE 4 – RELATED PARTY

At April 30, 2012, the Director paid expenses on behalf of the Company for $625.  The advance is interest free and payable on demand.

NOTE 5 – CAPITAL STOCK

The Company is authorized to issue an aggregate of 75,000,000 common shares with a par value of $0.001 per share.  No preferred shares have been authorized or issued.

As of April 30, 2012, the Company has issued 7,500,000 Founder’s shares. This is the only issuance of shares at this date.

NOTE 6 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.  We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of 2012 is as follows:

April 30, 2012
Net operating loss carry forward	7,375
Effective Tax rate	35%
Deferred Tax Assets	2,581
Less: Valuation Allowance	(2,581)
Net deferred tax asset	$ 0

The net federal operating loss carry forward will expire in 2032.  This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 7- SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date the financial statements were issued The Company has and has determined that there are no events to disclose.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Plan of Operation

After we have raised enough funds to start this plan of operations, we plan to accomplish the following steps:

Our net proceeds (Gross proceeds less Expenses related to this offering, estimated at a fixed cost of $7,636 and Expenses to maintain our reporting status for 12 months after effective date, estimated at a fixed cost of $14,400) are planned to be invested in the following order of importance and the objective of each step:

Market Research	2 months

Equipment Purchase	2 months

Tests and website development	3 months

Secure Contracts with nightclub owners	2 months

Search for local business for initial advertisement	3 months

TOTAL	12 months

Estimated time frame for completion of each step of our Plan of Operations.

-

Market research

We plan to have a detailed ‘map’ of night clubs locations and possible local businesses that could benefit from our services. We expect to understand the demographic of the clubs and we also plan to interview patrons who attend and frequent the club, to have an idea of how long they believe they usually stand in line and the usual time frame that people stand outside on particular evenings of operation. Gathering this information is essential to the Company so we can make the proper decisions and outline the best strategies for our Business. The Company’s president will be responsible to conduct the Market Research and/or hire an independent Company to perform this task if finances allow.

We expect to spend between $550 and $25,000 in our Market Research, depending on the funds from the sale of the offered shares herein.

-

Equipment purchase

The company estimates that the cost for each outdoor weather proof TV case will range from $1,000 to $6,000; depending on the manufacturer and TV size.

TV’s are widely available and they range in price, depending on the brand and size, from $500 to $3,000.

The Company’s president will be responsible for the equipment purchase.

The Company expects to invest between $1,000 and $32,000 for purchase of equipment, depending on the funds from the sale of the offered shares herein.

-

Tests and website development

After we acquire the initial necessary equipment, we plan on running tests simulating actual situations, such as visibility of the TV in different positions, finding the best possible placement for the TV. We may also consider weather conditions, lighting among other factors that may arise.

After we have successfully tested our systems, we intend to finalize our website (www.linupad.com), currently under construction, including a detailed explanation of our systems with pictures and videos.

We plan on hiring third party technicians and/or engineers to help with the tests and a third party web developer to finalize our website. The president will be responsible to hire the third party personnel and he will oversee all the development. The president may be responsible to run all the tests, depending on the funds available to the Company.

We intend to allocate between $504 and $6,500 for our tests and website costs, depending on the funds from the sale of the offered shares herein.

-

Secure contracts with nightclub owners

After we decide on a pre-set system and standards for our services and products, we believe that we will have a better understanding of the functionality of our business. At that time, we may be able to present our idea in a more organized manner, and instruct how it will work. These factors would give us a better chance to secure contracts with club owners and managers.

The Company’s president will deal with all negotiations and he may decide to hire sub-contracted sales personnel, if finances allow.

We expect to allocate $450 and $6,000 to cover costs related to securing contracts with nightclub owners, depending on the funds from the sale of the offered shares herein.

-

Search for local businesses for initial advertisement

After securing our initial club contract and setting our first TV(s) up, we plan on finding advertisements from local businesses, such as after hour stores, late night eateries, taxi companies, etc. We estimate that a video to be used for our TV’s can be produced and edited in no more than 7 days.

We believe that our cost to produce the video advertisements will be very low, because we could use existing material from the advertising client’s website or simply use pictures and or videos to be provided by the client (nowadays, digital pictures and videos are very accessible).

The Company’s president will deal with all the negotiations and he may decide to hire sub-contracted sales personnel, if finances allow. Mr. Tome will be responsible for editing the videos.

We plan on investing between $400 and $7,300 to search for local businesses for initial advertisement, depending on the funds from the sale of the offered shares herein.

-

Office supplies, Stationery, Telephones, Internet

We intend to allocate between $60 and $1,164 to cover these costs, at the president’s discretion, depending on the funds from the sale of the offered shares herein.

After successfully completing the above described steps, we believe we will start generating revenue. The amounts expressed above are based on the use of the net proceeds from the possible sale scenarios between 25% and 100% of the shares offered in this prospectus.

LUA believes that the sale of at least 25% of the offered shares herein would allow us to maintain our reporting status with the SEC, implement our Plan of Operations and start generating revenues.

The tables below show our plan of operations in the under 25%, 25%, 50%, 75% and 100% sales scenarios:

Under 25% of shares sold

The Company would employ its best efforts to try and implement its plan of operations in any scenario of sales under 25% of the shares offered herein. However, if less than $25,000 in offering proceeds is received, the company will likely not be able to carry out its business plan and prospective investors may end up holding shares in a company without sufficient funds to implement its business plan.

The table below shows our estimated use of proceeds (if any) from this offering considering our estimated use of the net proceeds (NP) in percentage.

Dollar amount	Under $25,000

Expenses related to this offering	$ 7,636*	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400*	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	32% of NP	The Company’s president would be responsible to conduct the Market Research

Equipment Purchase	41% of NP	We’d try to be to purchase one full set of used TV and outdoor weather proof case

Tests and website development	8.5% of NP	The president would be responsible for the tests and would hire a third party web developer to finalize our website, provided that we were able to acquire the equipment

Secure Contracts with nightclub owners	8% of NP	The Company’s president would deal with all negotiations via telephone and internet

Search for local business for initial advertisement	9.5% of NP	The Company’s president would deal with all the negotiations via telephone and internet

Office supplies, Stationery, Telephone, Internet	1% of NP	General office expenses

 *The Company’s president has indicated that he is committed to advancing funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC.

25% of shares sold

Dollar amount	$25,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$ 550	The Company’s president would be responsible to conduct the Market Research

Equipment Purchase	$ 1,000	We believe that we’d be able to purchase one full set of used TV and outdoor weather proof case

Tests and website development	$ 504	The president would be responsible for the tests and would hire a third party web developer to finalize our website

Secure Contracts with nightclub owners	$ 450	The Company’s president would deal with all negotiations via telephone and internet

Search for local business for initial advertisement	$ 400	The Company’s president would deal with all the negotiations via telephone and internet

Office supplies, Stationery, Telephone, Internet	$ 60	General office expenses

50% of shares sold

Dollar amount	$50,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$10,000	The Company’s president would be responsible to hire an independent Company to perform this task.

Equipment Purchase	$12,000	We believe that we’d be able to purchase between 1 and 8 full sets of TV’s and outdoor weather proof cases

Tests and website development	$ 2,000	We would hire a third party technician to help with the tests and a third party web developer to finalize our website.

Secure Contracts with nightclub owners	$ 1,500	The Company’s president would deal with all negotiations via telephone and internet

Search for local business for initial advertisement	$ 2,300	The Company’s president would deal with all the negotiations via telephone, internet and would hire sub-contracted sales personnel

Office supplies, Stationery, Telephone, Internet	$ 164	General office expenses

75% of shares sold

Dollar amount	$75,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$16,500	The Company’s president would be responsible to hire an independent Company to perform this task.

Equipment Purchase	$25,500	We believe that we’d be able to purchase between 2 and 17 full sets of TV’s and outdoor weather proof cases

Tests and website development	$ 3,500	We would hire third party technicians to help with the tests and a third party web developer to finalize our website.

Secure Contracts with nightclub owners	$ 3,000	The Company’s president would deal with all negotiations via telephone and internet and would hire sub-contracted sales personnel

Search for local business for initial advertisement	$ 3,800	The Company’s president would deal with all the negotiations via telephone, internet and would hire sub-contracted sales personnel

Office supplies, Stationery, Telephone, Internet	$ 664	General office expenses

100% of shares sold

Dollar amount	$100,000

Expenses related to this offering	$ 7,636	Legal, bookkeeper, accounting, EDGARization, Transfer Agent and Printing and SEC registration fee expenses,

Expenses to maintain our reporting status for 12 months after effective date	$14,400	Bookkeeper, accounting, EDGARization and XBRL expenses.
Market Research	$25,000	The Company’s president would be responsible to hire an independent Company to perform this task.

Equipment Purchase	$32,000	We believe that we’d be able to purchase between 3 and 21 full sets of TV’s and outdoor weather proof cases.

Tests and website development	$ 6,500	We would hire third party technicians and/or engineers to help with the tests and a third party web developer to finalize our website.

Secure Contracts with nightclub owners	$ 6,000	The Company’s president would deal with all negotiations in person, via telephone and internet and would hire sub-contracted sales personnel

Search for local business for initial advertisement	$ 7,300	The Company’s president would deal with all the negotiations in person, via telephone and internet and would hire sub-contracted sales personnel

Office supplies, Stationery, Telephone, Internet	$ 1,164	General office expenses

Results of Operations

For the period from inception through April 30, 2012, we had no revenue. Expenses for the period totaled ($7,375) resulting in a Net loss of ($7,375). The majority of expenses are associated with the filing of the Company’s S-1, including auditing and legal fees.

Capital Resources and Liquidity

As of April 30, 2012 we had $7,000 in cash, with liabilities of $6,875, costs mostly associated with the filing of this prospectus.  As of the filing date of this prospectus, Mr. Tome has lent the Company $625 dollars to cover incorporation and start-up fees. The funds provided to the Company by the President have no interest and no fixed repayment date.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. We believe that 25% of the amount of the offering would likely allow us to maintain our reporting status for 12 months once this registration becomes effective and implement our plan of Operations.

The Company is presenting this offering in order to raise capital. The company will fail if funds are not either raised in this offering or by loans, either from the President or from other interested parties. If we are unable to raise enough funds through this offering, the Company would have to seek additional capital through debt or equity.

Our officer and director has committed to advancing funds (up to $15,000) for the next twelve months to cover expenses to maintain the reporting status current with the SEC. Mr. Tome is willing to lend the full amount of these funds to the Company as the expenses are incurred, if necessary or if no other proceeds are obtained by the Company, regardless of the amount raised through this offering. However, there is no contract in place or written agreement with Mr. Tome and the funds expressed in the above president’s verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are exclusively dependent upon the success of the anticipated offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing.  If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The Company’s sole officer and director, Mr. Tome has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

Should the Company fail to raise capital through this offering and Mr. Tome is unwilling or unable to loan the Company funds to proceed with its plans the Company will have to cease all business activities until such time further funds are raised.  As the Company does not currently have enough cash to fund its business plan and may not have enough to pay all of its liabilities; if the Company is unable to raise funds from this offering it may be able to issued restricted common shares to its creditors to satisfy their debts. The Company would only offer its creditors shares to settle debt if unable to raise equity financing. The Company would not settle any related debt with this type of share offering.  The Company’s current debts are to its attorney, auditor and EDGARizer, there is no assurance that any of the Company’s creditors would accept restricted shares from the company in exchange for its debt.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Changes in and Disagreements with Accountants on Accounting and

Financial Disclosure

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

Directors and Executive Officers

Identification of directors and executive officers

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The Company’s current Audit Committee consists of our sole officer and director.

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Vagner Gomes Tome	55	President, Secretary/ Treasurer, Chief Financial Officer and Chairman of the Board of Directors.

The person named above has held his offices/positions since inception of our Company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

Business Experience

Vagner Gomes Tome is an entrepreneur and part owner of a serigraphy and industrial sticker company called Keep Art do Brasil Ltda, located in Santo Andre, SP, Brazil.  The

Company is mainly focused in the refrigerator, freezer and stove industry, and has been in business since May 2004.

Mr. Tome is also the general manager and part owner of Dust Off Road Ltda. ME, since April 2004, located in Sao Bernardo do Campo, SP, Brazil. This Company is a motocross garage. Mr. Tome also organizes motocross’ races.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Tome’s other business interests and his involvement in LUA.

Executive Compensation

LUA has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception (April 17, 2012) through April 30, 2012.

Summary Compensation Table

Name and principal position
Vagner Gomes Tome - President
Year
2012
Salary ($)	0
Bonus ($)	0
Stock Awards ($)	0
Option Awards ($)	0
Non-Equity Incentive Plan Compensation ($)	0
Nonqualified Deferred Compensation Earnings ($)	0
All Other Compensation ($)	0
Total ($)	0

We did not pay any salaries in 2012. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of April 30, 2012.

Vagner Gomes Tome
OPTION AWARDS	Number of Securities Underlying Unexercised Options (#) Exercisable	-
	Number of Securities Underlying Unexercised Options (#) Unexercisable	-
	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	-
	Option Exercise Price ($)	-
	Option Expiration Date	-
STOCK AWARDS	Number of Shares or Units of Stock that have not vested (#)	-
	Market value of shares or units or Stock taht have not vested ($)	-
	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights that have not vested	-
	Equity Incentive Plan Awards: Market or payout value of Unearned Shares, Units or Other rights that have not vested	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of LUA has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. LUA may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The Company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (April 17, 2012) through April 30, 2012.

Director Compensation

Name
Vagner Gomes Tome
Fees Earned or Paid in Cash ($)	0
Stock Awards ($)	0
Option Awards ($)	0
Non-Equity Incentive Plan Compensation ($)	0
Non-Qualified Deferred Compensation Earnings ($)	0
All other compensation ($)	0
Total ($)	0

At this time, LUA has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the Company may enter into employment agreements with our sole officer and director or future key staff members.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all or partial shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Common Stock
Name and Address of Beneficial Owner [1]	Vagner Gomes Tome, Rua Vina del Mar, 823, Sao Bernando do Campo, Sao Paulo, 09861-570	All Officers and Directors as a Group (1 person)
Amount and Nature of Beneficial Ownership	7,500,000	7,500,000
Percent of Class	100%	100%
Percentage of Ownership Assuming all of the Shares are Sold	60.0%	60.0%
Percentage of Ownership Assuming 75% of the Shares are Sold	70.0%	70.0%
Percentage of Ownership Assuming 50% of the Shares are Sold	80.0%	80.0%
Percentage of Ownership Assuming 25% of the Shares are Sold	90.0%	90.%

[1] The person named above may be deemed to be a “parent” and “promoter” of our Company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Tome is the only “promoter” of our Company.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The Company would consider bringing on addition directors that would be deemed independent under Item 407(a) of regulation S-K once the company has more than one shareholder and is a reporting issuer under the 1934 Securities & Exchange Act as amended. As the Company currently has only one shareholder who is the company’s director no value would be gained on increasing the board.

Certain Relationships and Related Transactions

On April 25, 2012, we issued a total of 7,500,000 shares of common stock to Mr. Vagner Gomes Tome, our sole officer and director, for total cash consideration of $7,500. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of the filing date of this prospectus, Mr. Tome has lent the Company $625 dollars to cover incorporation and start-up fees. The funds forwarded to the Company by the President have no interest and no fixed repayment date.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Part II - Information Not Required in the Prospectus

Other Expenses of Issuance and Distribution

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

Expenses related to this Offering	Amount
Legal	$ 1,500
Bookkeeper	$ 750
Accounting	$ 3,000
EDGARization	$ 375
Transfer Agent and printing	$ 1,000
SEC Registration Fee	$ 15
TOTAL	$ 6,640

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

Indemnification of Directors and Officers

See “Disclosure of Commission Position of Indemnification for Securities” above.

Recent Sales of Unregistered Securities

LUA is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001.The Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the year ended April 30, 2012, the Company has sold the following securities which were sold in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

During the year ended April 30, 2012, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

April 25, 2012

We have issued 7,500,000 common shares to our sole officer and director for total consideration of $7,500, or $0.001 per share. The Company believes that this issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

Exhibits

Exhibit 3(i)

*Articles of Incorporation of Line Up Advertisement, Inc., dated April 17, 2012.

Exhibit 3(ii)

*Bylaws of Line Up Advertisement, Inc. approved and adopted on April 17, 2012.

Exhibit 5

*Opinion of Befumo & Schaeffer, PLLC, 1629 K Street, NW, Suite 300, Washington, DC 20006, dated July 6, 2012, regarding the legality of the securities being registered.

Exhibit 23

Consent of Seale and Beers, CPAs, 50 S Jones Blvd, Ste 202, Las Vegas, NV, dated August 9, 2012, regarding the use in this Registration Statement of their report of the auditors and financial statements of Line Up Advertisement, Inc. for the period ending April 30, 2012.

*Previously filed as an Exhibit to the registrant’s Form S-1 on July 6, 2012

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sao Bernardo do Campo, State of Sao Paulo, Brazil, on this 16th day of August, 2012.

Line Up Advertisement, Inc.

/s/ Vagner Gomes Tome

Vagner Gomes Tome

President and Director,

Principal Executive Officer,

Principal Financial Officer,

Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Vagner Gomes Tome

Vagner Gomes Tome

President and Director,

Principal Executive Officer,

Principal Financial Officer,

Principal Accounting Officer

August 16, 2012